UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2005

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

California	0-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 7.01  Regulation FD Disclosure

On September 14, 2005, Image Entertainment, Inc. issued a press release concerning an unsolicited proposal received from Lions Gate Entertainment Corp. A copy of the press release is attached as Exhibit 99.3 and incorporated herein by reference.

ITEM 8.01  Other Events

On September 9, 2005, the Board of Directors of Image Entertainment, Inc. formed a special committee consisting of independent directors Gary Haber, Robert J. McCloskey and Ira S. Epstein, to consider and evaluate an unsolicited proposal received from Lions Gate Entertainment Corp.

Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ITEM 9.01  Financial Statements And Exhibits

(c)	Exhibits

	Exhibit 99.1	August 30, 2005, correspondence from Lions Gate Entertainment Corp.
	Exhibit 99.2	September 2, 2005, correspondence to Lions Gate Entertainment Corp.
	Exhibit 99.3	September 14, 2005, Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: September 14, 2005	By:	/s/ DENNIS HOHN CHO
		Name	Dennis Hohn Cho
		Title:	Corporate Secretary